POWER OF ATTORNEY

(Section 16(a) Reporting)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”), does hereby constitute and appoint Douglas Fettig, Karen Molis, and Paul Pak, and any one of them, her true and lawful attorney and agent to execute in her name any and all reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

(Form ID Filing)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of the Company, does hereby constitute and appoint Marcus Williams her true and lawful attorney and agent to complete, execute in her name, and engage in and perform all confirmation procedures related to obtaining access for filing documents in electronic form with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934, including but not limited to the Form ID and Access Code applications; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.
This Power of Attorney revokes all prior Powers of Attorney relating to the subject matter hereof.  The Power of Attorney in favor of Douglas Fettig, Karen Molis, and Paul Pak relating to Section 16(a) Reporting shall remain in effect until revoked by a subsequently filed instrument, and the Power of Attorney in favor of Marcus Williams regarding Form ID Filing shall remain in effect until November 30, 2010, unless previously revoked by a subsequently filed instrument.

DATE: 10/29/2010

SIGNATURE: /s/ Christine Deputy Ott
         Christine Deputy Ott